EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional information contact:	Thomas A. H. White Senior Vice President, Investor Relations 423.755.8996

Linnea R. Olsen Director, Corporate Relations 207.575.4452

August 5, 2003

UnumProvident Corporation Reports

Second Quarter of 2003 Results

Chattanooga, TN – UnumProvident Corporation (NYSE: UNM) today reported net income of $98.5 million ($0.36 per diluted common share) for the second quarter of 2003, compared to net income of $97.7 million ($0.40 per diluted common share) for the second quarter of 2002. Included in net income are net realized after-tax investment losses of $17.3 million ($0.06 per diluted common share) in the second quarter of 2003 and $55.0 million ($0.23 per diluted common share) in the second quarter of 2002. Excluding the impact of the net realized investment losses, after-tax operating income for the second quarter of 2003 totaled $115.8 million ($0.42 per diluted common share) compared to $152.7 million ($0.63 per diluted common share) for the second quarter of 2002.

During the second quarter of 2003, the Company issued a total of 52,877,000 shares of common stock in a public offering. As a result, the average number of shares used to calculate the per diluted common share results increased from 243,772,924 for the second quarter of 2002 to 273,773,623 for the second quarter of 2003. The actual number of shares outstanding as of June 30, 2003 was 295,960,132 compared to 241,387,655 as of June 30, 2002.

A reconciliation to net income (loss) is as follows:

($ in millions, except share data)	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$115.8	$152.7	$222.1	$303.8
Reserve Increase, net of tax	—	—	(295.1)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	115.8	152.7	(73.0)	303.8
Net Realized Investment Loss, net of tax	(17.3)	(55.0)	(74.9)	(111.1)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	98.5	97.7	(147.9)	192.7
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(7.1)

Net Income (Loss)	$98.5	$97.7	$(147.9)	$185.6

Per Diluted Common Share
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.42	$0.63	$0.86	$1.25
Reserve Increase, net of tax	—	—	(1.14)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	0.42	0.63	(0.28)	1.25
Net Realized Investment Loss, net of tax	(0.06)	(0.23)	(0.30)	(0.46)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	0.36	0.40	(0.58)	0.79
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(0.03)

Net Income (Loss)	$0.36	$0.40	$(0.58)	$0.76

Average Shares Outstanding	273,773,623	243,772,924	257,184,681	243,947,069

Thomas R. Watjen, UnumProvident’s President and Chief Executive Officer, stated, “The second quarter was an important quarter for UnumProvident with the successful completion of our capital raising plan in May and generally improving operating performance despite the challenging business environment. We are particularly pleased with our investment results this quarter which produced a significant decline in the amount of the net realized investment loss relative to recent quarters, a continued decline in the exposure to high-yield securities, a large increase in the net unrealized gain on the investment portfolio, as well as a decline in the amount of gross unrealized losses.”

2003 Guidance

The Company continues to project its guidance for 2003 operating income, excluding the reserve increase recorded in the first quarter and net realized investment gains and losses, within a range of $1.70 to $1.80 per diluted common share. This guidance takes into account the impact of the Company’s financial restructuring plan, including the dilution resulting from its common stock offering, as well as the impact of the investment portfolio restructuring on future net investment income, the lower discount rates on new claim incurrals, and the Company’s projection of a continued challenging claims and business environment. The Company continues its policy of not providing guidance on net realized investment gains and losses for 2003.

Results by Segment

The Income Protection segment reported operating income before net realized investment gains and losses and income taxes (“operating income”) of $109.8 million, compared to operating income of $160.9 million in the second quarter of 2002.

Within the segment, the group income protection line reported operating income of $48.3 million in the second quarter of 2003 compared to $85.0 million in the prior year second quarter. The lower earnings in the quarter relative to a year ago are primarily the result of a decline in net claim recoveries and higher claim incidence in the long-term income protection line of business, as well as a reduction in the discount rate used for 2003 claim incurrals. The trends in net claim recoveries and claim incidence were stable in the second quarter of 2003 relative to the first quarter of 2003.

Also within this segment, the individual income protection line of business reported operating income of $46.1 million, compared to operating income of $66.8 million in the second quarter of 2002. The decline in earnings was primarily the result of higher paid benefits and a reduction in the discount rate used for 2003 claim incurrals. In 2003, the Company began reporting separately the results of its recently issued individual income protection business and its closed block of individual income protection business. Operating income in the recently issued individual income protection business totaled $40.8 million in the second quarter of 2003 compared to $47.2 million in the second quarter of 2002. Operating income in the closed block of individual income protection business totaled $5.3 million in the second quarter of 2003 compared to $19.6 million in the second quarter of 2002.

Also within this segment, the long-term care line, which includes the results of both the group and individual long-term care lines, reported operating income of $10.6 million in the second quarter of 2003, compared to $4.5 million in the second quarter of 2002. Finally, the disability services line of business reported operating income of $4.8 million in the second quarter of 2003, compared to $4.6 million in the second quarter of 2002.

Premium income for the Income Protection segment increased 7.4 percent to $1,327.0 million in the second quarter of 2003, compared to $1,235.7 million in the second quarter of 2002. Within this segment, premium income for the group income protection line increased 8.7 percent to $794.5 million in the second quarter of 2003 from $731.2 million in the second quarter of 2002. Premium income for the individual income protection line increased 2.4 percent to $433.0 million in the second quarter of 2003 from $423.0 million in the second quarter of 2002. Within this line, premium income in the recently issued block of individual income protection increased 15.5 percent to $172.6 million in the second quarter of 2003 from $149.4 million in the second quarter of 2002. Premium income in the closed block of individual income protection declined 4.8 percent to $260.4 million in the second quarter of 2003 from $273.6 million in the second quarter of 2002. Finally within this segment, premium income for the long-term care line increased 22.1 percent to $99.5 million in the second quarter of 2003 from $81.5 million in the second quarter of 2002.

New annualized sales (submitted date basis) for group long-term income protection products increased 21.2 percent to $120.7 million in the second quarter of 2003, from $99.6 million in the second quarter of 2002. New annualized sales (submitted date basis) for group short-term income protection products declined 11.4 percent to $44.3 million in the second quarter of 2003, from $50.0 million in the second quarter of 2002. New annualized sales (paid for basis) for individual income protection declined 13.2 percent to $37.4 million in the second quarter of 2003 from $43.1 million in the second quarter of 2002.

Premium persistency in the Company’s long-term income protection block improved to 86.6 percent for the second quarter of 2003 compared to 85.7 percent in the second quarter of 2002. Persistency also improved in the Company’s short-term income protection line of business to 85.4 percent in the second quarter of 2003 compared to 80.1 percent in the second quarter of 2002.

The Life and Accident segment reported operating income of $63.4 million in the second quarter of 2003, compared to $62.2 million in the second quarter of 2002. The improvement in results relative to the year ago quarter was primarily the result of improved experience in the group life and voluntary life and other lines of business, which more than offset lower income in the accidental death & dismemberment line of business.

Premium income in this segment increased 6.7 percent to $492.4 million in the second quarter of 2003, compared to $461.6 million in the second quarter of 2002. New annualized sales (submitted date basis) in the group life line totaled $75.1 million in the second quarter of 2003, compared to $51.8 million in the second quarter of 2002. New annualized sales in the accidental death and dismemberment line of business totaled $5.6 million in the second quarter of 2003, compared to $8.5 million in the year ago quarter. New annualized sales in the brokerage voluntary life and other lines totaled $14.3 million in the second quarter of 2003 compared to $12.3 million in the second quarter of 2002.

Premium persistency in the Company’s group life line of business improved to 83.7 percent for the second quarter of 2003 compared to 82.8 percent in the second quarter of 2002.

The Colonial segment reported operating income of $35.4 million in the second quarter of 2003, compared to $33.9 million in the second quarter of 2002. Premium income for this segment increased 9.7 percent to $171.7 million in the second quarter of 2003, compared to $156.5 million in the second quarter of 2002. New annualized sales in this segment increased 7.9 percent to $65.6 million in the second quarter of 2003, from $60.8 million in the second quarter of 2002.

The Other segment, which includes results from products no longer actively marketed, reported operating income of $7.1 million in the second quarter of 2003, compared to $15.4 million in the second quarter of 2002.

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain corporate expenses, reported a loss of $45.2 million in the second quarter of 2003, compared to a loss of $40.0 million in the second quarter of 2002.

At June 30, 2003, book value per common share was $26.08, compared to $28.33 at December 31, 2002 and $25.42 at June 30, 2002. Book value per share excluding net unrealized gains on securities was $21.06 at June 30, 2003, compared to $24.25 at December 31, 2002 and $24.23 at June 30, 2002.

Investment Results

The net realized after-tax investment loss in the second quarter of 2003, which totaled $17.3 million, was comprised of gross realized before-tax investment losses and write-downs of $82.8 million and gross realized before-tax investment gains of $56.4 million, for a net realized before-tax investment loss of $26.4 million. For the second quarter of 2002, the net realized after-tax investment loss, which totaled $55.0 million, was comprised of gross realized before-tax investment losses and write-downs of $149.0 million and gross realized before-tax investment gains of $64.6 million, for a net realized before-tax investment loss of $84.4 million.

The Company also reported that the net unrealized gain on its bond portfolio increased to $3.40 billion as of June 30, 2003 compared to $1.85 billion as of December 31, 2002. Additionally, the gross unrealized loss on the portfolio declined to $505.8 million as of June 30, 2003 compared to $1,066.7 million as of December 31, 2002. The Company’s exposure to below investment grade securities declined to 7.8 percent on a market value basis as of June 30, 2003 compared to 10.0 percent at December 31, 2002 and 9.6 percent at June 30, 2002.

UnumProvident Corporation senior management will host a conference call on Wednesday, August 6 at 9:00 a.m. (eastern) to discuss the results of operations for the second quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (913) 981-4910. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a listen-only mode. About fifteen minutes prior to the start of the call, you should access the “Investor and Shareholder Information” section of our website. A replay of the call will be available by telephone and on our website through Tuesday, August 12.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident’s primary operations are in the United States, Canada and the U.K.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, and negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2002 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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DIGEST OF EARNINGS

(Unaudited)

UnumProvident Corporation (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
Operating Revenue Excluding Net Realized Investment Loss	$2,660.9	$2,486.0	$5,237.3	$4,902.2
Net Realized Investment Loss	(26.4)	(84.4)	(114.6)	(170.1)

Revenue	$2,634.5	$2,401.6	$5,122.7	$4,732.1

Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$115.8	$152.7	$222.1	$303.8
Reserve Increase, net of tax	—	—	(295.1)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	115.8	152.7	(73.0)	303.8
Net Realized Investment Loss, net of tax	(17.3)	(55.0)	(74.9)	(111.1)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	98.5	97.7	(147.9)	192.7
Cumulative Effect of Accounting
Principle Change, net of tax	—	—	—	(7.1)

Net Income (Loss)	$98.5	$97.7	$(147.9)	$185.6

Per Common Share

Assuming Dilution:
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.42	$0.63	$0.86	$1.25
Reserve Increase, net of tax	—	—	(1.14)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	0.42	0.63	(0.28)	1.25
Net Realized Investment Loss, net of tax	(0.06)	(0.23)	(0.30)	(0.46)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	0.36	0.40	(0.58)	0.79
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(0.03)

Net Income (Loss)	$0.36	$0.40	$(0.58)	$0.76

Average Shares Outstanding	273,773,623	243,772,924	257,184,681	243,947,069

Basic:
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.42	$0.63	$0.86	$1.25
Reserve Increase, net of tax	—	—	(1.14)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	0.42	0.63	(0.28)	1.25
Net Realized Investment Loss, net of tax	(0.06)	(0.23)	(0.30)	(0.46)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	$0.36	$0.40	(0.58)	0.79
Cumulative Effect of Accounting Principle Change, net of tax	—	—	—	(0.02)

Net Income (Loss)	$0.36	$0.40	$(0.58)	$0.77

Average Shares Outstanding	272,564,128	242,540,771	257,184,681	242,569,167

Book Value			$26.08	$25.42
Book Value Excluding Net Unrealized Gains and Losses on Securities			$21.06	$24.23